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                                NORTHROP GRUMMAN
                      EXECUTIVE DEFERRED COMPENSATION PLAN

1.  Purpose.
    --------

The purpose of the Plan is to provide an arrangement whereby executives can elect to defer receipt of compensation for which a deduction to the Corporation would otherwise be disallowed for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"). The Plan as amended and restated herein is effective November 2, 2000.

2.  Definitions.
    ------------

    (a) "Committee" is the Compensation and Management Development Committee (or its successor) of the Board of Directors of Northrop Grumman Corporation.

    (b) "Company" means Northrop Grumman Corporation and any of its subsidiaries or affiliates.

    (c) "Compensation" means salary and other items of includible compensation paid to a Participant from the Company or a calendar year.

    (d)  "Corporation" means Northrop Grumman Corporation.

    (e) "Disability" means a permanent and total disability for which a Participant is currently receiving benefits from a long-term disability plan sponsored by the Company.

    (f) "Effective Date" means December 30, 1994, or such other date as specified by the Board of Directors.

    (g) "Eligible Employee" means an employee who meets the conditions for eligibility under Section 3 of this Plan.

    (h) "Estate Enhancement Program Election" means an election made by a participant to participate in the Northrop Grumman Estate Enhancement Program under which the Participant elects to have all or any portion of his or her deferral account balance converted to an Estate Enhancement Program Account.

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Northrop Grumman Executive Deferred Compensation Plan


    (i) "Estate Enhancement Program Account" means all or any portion of the Participant's Plan account balance with respect to which the Participant has made an Estate Enhancement Program Election.

    (j) "Participant" means an Eligible Employee who makes an election to defer Compensation under this Plan.

    (k) "Plan" means the Executive Deferred Compensation Plan of the Northrop Grumman Corporation as set forth herein and as from time to time amended.

    (l)  "Plan Year" means the calendar year.

    (m) "Retirement" means retirement pursuant to one or more of the qualified pension or profit-sharing plans maintained by the Company.

    (n) "Section 162(m) limit" means the limit on deductibility of salary and other compensation imposed by Section 162(m) of the Code, and any subsequent or superseding provisions of the Code.

    (o) "Termination" means a complete separation from service by the Participant from the Company.

3.  Eligibility.
    ------------

An employee of the Company who is eligible to receive Compensation in excess of the Section 162(m) limit may be eligible to participate in this Plan for that year, upon approval of his eligibility by the Committee.

4.  Participation.
    --------------

    (a) An Eligible Employee may become a Participant by electing to defer some or all of his Compensation under this Plan, on a form and in the manner specified by the Committee.

    (b) Eligible Employees must make a separate election to participate with respect to each Plan Year. Any deferral made under this Plan shall only be effective with respect to the Plan Year to which it relates.

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Northrop Grumman Executive Deferred Compensation Plan


5.   Time of Deferral.
     -----------------

     (a) An election to defer Compensation under this Plan shall be made no later than December 31 preceding the calendar year in which the services are performed to which the Compensation relates.

     (b) Any deferral election under this Plan shall be binding with respect to the period for which it was made and shall be irrevocable with respect to that period.

6.   Deferral Account.
     -----------------

There shall be established on the books of the Corporation a deferral account for each Participant, and all amounts deferred by the Participant under this Plan for all years of participation shall be credited to that account, together with any interest or earnings on such amounts.

7.   Investment options.
     -------------------

     (a) During the first full Plan Year, interest will be credited to deferral accounts at a rate equal to 115-percent of the fourth quarter monthly rate of Moody's Average Corporate Bond rate.

     (b) With respect to subsequent Plan Years, the Committee, in its sole discretion, may make available one or more investment options under this Plan in which Participants may elect to direct investment of their deferral accounts. In addition, the Committee may determine that one or more of the accounts shall earn interest at a stated rate over a specified term.

     (c) Notwithstanding the other provisions of this Section 7, amounts in an Estate Enhancement Program Account shall not be credited with any interest or other investment earnings or losses.

8.   No Guarantee of Payment; No Funding.
     ------------------------------------

     (a) Participants in this Plan shall have no rights on account of this Plan in or to any specific assets of the Company, and any rights that a Participant shall

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Northrop Grumman Executive Deferred Compensation Plan


have on account of this Plan shall be no greater than those of a general, unsecured creditor of the Corporation.

     (b) The Corporation in no way guarantees the principal, or any other portion of a Participant deferral account and any earnings thereon. Any and all investments remain the property of the Corporation.

     (c) The Corporation, in its sole discretion, may establish a separate rabbi trust for the purpose of funding its obligations under this Plan, and may also fund its obligations under a rabbi trust which funds other nonqualified benefit obligations of the Corporation. However, nothing contained herein shall require the establishment or funding of any such trust with respect to benefit obligations or liabilities under this Plan.

     (d) This Plan is intended to qualify as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees ("a Top-Hat Plan"), for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In the event of any change in law which the Committee determines, in its discretion, will cause the Plan to fail to qualify as a Top-Hat Plan, the Committee may terminate the participation of such Participants as it deems necessary to preserve or restore the Plan's status, and may take such other action, including the acceleration of payment of Participant deferral accounts, if necessary to preserve or restore the Plan's status as a Top-Hat Plan.

9. Form and Timing of Distributions.
   ---------------------------------

     (a) At the time a Participant makes a deferral election under this Plan, he or she shall also make an election with respect to the form of payment of that deferral (a "Distribution Election"). Each Distribution Election shall be effective only with respect to the deferral elected for that period (and pro-rata earnings on that deferral, if any), and a separate Distribution Election shall be made for any subsequent deferrals.

     (b)  A Distribution Election shall consist of one of the following:

          (1) A lump sum payment to be made in the year following the earliest to occur of the Participant's Termination, Retirement or Disability; and

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Northrop Grumman Executive Deferred Compensation Plan


          (2) Annual installment payments for a period of five or ten years, beginning in the year following the earliest to occur of the Participant's Termination, Retirement or Disability.

     (c) Distributions shall be paid in January of each year or as soon thereafter as administratively possible.

     (d) The death of a Participant prior to his Retirement or Disability shall be treated as a Termination of employment for purposes of the distribution of benefits under this Plan. In the event that a Participant receiving installment distributions dies prior to the receipt of all such installments, installment payments shall continue to the Participant's beneficiary or beneficiaries, as designated under this Plan.

     (e) Notwithstanding the other provisions of this Section 9, any amounts in a Participant's Estate Enhancement Program Account shall be paid in a single sum within sixty (60) days after the Participant's death (or the death of the survivor of the Participant and the Participant's spouse, if the life insurance policy issued pursuant to the Participant's Estate Enhancement Program Election is a survivorship policy insuring the Participant and the Participant's spouse).

10.  Beneficiary Designation.
     ------------------------

     (a) At the time of deferral election or any time thereafter, a Participant may designate one or more beneficiaries to receive any benefits due upon death. In the absence of any designation under this Plan, the beneficiary of a married Participant shall be the Participant's spouse to whom he was married at the time of death, and the beneficiary of an unmarried Participant shall be his estate.

     (b) The Participant can elect to change his beneficiary at any time up to the date of distribution, and no consent shall be required for a married Participant to designate a non-spouse beneficiary.

     (c) A Participant who has an Estate Enhancement Program Account shall designate one or more beneficiaries to receive any benefits payable from such account upon death, and a beneficiary designation made with respect to any such amounts before such amounts are converted to the Estate Enhancement Program Account shall not be effective with respect to such amounts. In the absence of any

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Northrop Grumman Executive Deferred Compensation Plan


such designation, amounts in the Estate Enhancement Program Account shall be paid in a single sum to the estate of the Participant (or, if the insurance policy issued pursuant to the Participant's Estate Enhancement Program Election is a survivorship policy insuring the Participant and the Participant's spouse, the estate of the survivor of the Participant and the Participant's spouse).

11.  Emergency Benefit.
     ------------------

If a Participant suffers an unforeseeable and immediate financial emergency, the Committee, in its sole discretion and upon the written application of the Participant, may distribute to the Participant at such time as the Committee may prescribe that portion of his deferral account, if any, which the Committee determines is necessary to meet the financial emergency. A financial emergency shall include major uninsured medical expenses or such other circumstances as the Committee may, in its discretion, determine, provided that the Participant demonstrates to the Committee's satisfaction that he lacks available resources to meet the emergency. Any such distribution shall reduce the balance in the Participants deferral account available for distribution. Notwithstanding the foregoing, no portion of a Participant's Estate Enhancement Program Account is eligible to be distributed to a Participant as an emergency benefit.

12.  Administration of the Plan.
     ---------------------------

     (a) The Committee shall be the Administrator of the Plan, and it may delegate responsibilities therefor to the Vice President, Human Resources, or his delegates.

     (b) The Committee shall have the full and exclusive authority to interpret the Plan, to construe ambiguities and to decide all matters under the Plan in its discretion. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant.

     (c) The Committee shall have full discretionary authority to interpret and administer the Plan, and to make such rules and regulations as it deems necessary or appropriate to carry out its responsibilities under this Plan as well as the purposes for which it was established, including any rules relating to the availability of investment options for deferral accounts.

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Northrop Grumman Executive Deferred Compensation Plan


13.  Taxes.
     ------

The Corporation may withhold from any distribution under this Plan any and all amounts necessary for the payment of any taxes, including without limitation, income and employment taxes, and the amounts payable to Participants shall be reduced by the tax so withheld.

14.  Amendment and Termination.
     --------------------------

     (a) The Committee may at any time amend the Plan in any manner (including any method for determining earnings on deferral accounts), provided that no such amendment shall reduce the amounts previously credited to a deferral account of any Participant for periods prior to the amendment.

     (b) The Plan shall continue in effect until terminated by action of the Board of Directors of the Corporation. Upon termination of the Plan, no further deferrals of Compensation shall be made, and distribution of any amounts credited to deferral accounts shall be made in accordance with rules of the Committee.

15.  No Assignment of Benefits.
     --------------------------

Participants rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary.

16.  Future Rights.
     --------------

No person shall have any claim or right under this Plan to be retained in the employ of the Company, or to remain eligible for any Compensation able to be deferred under this Plan.

17.  Governing Law
     -------------

The terms of this Plan shall be construed in accordance with the laws of the State of Delaware, to the extent not preempted by federal law.

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Northrop Grumman Executive Deferred Compensation Plan


18.  Forfeitures.
     ------------

Notwithstanding anything in this Plan to the contrary, any benefit payable to a Participant hereunder may be forfeited, discontinued or reduced if the Participant is discharged for gross misconduct of a type which is or was directly or indirectly harmful to the business or reputation of the Corporation.

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                             FIRST AMENDMENT TO THE
                                NORTHROP GRUMMAN
                      EXECUTIVE DEFERRED COMPENSATION PLAN

     The following changes to the Northrop Grumman Executive Deferred Compensation Plan effective November 2, 2000 (the "Plan"), as described below, are intended to transfer certain liabilities to the Northrop Grumman Deferred Compensation Plan, effective March 1, 2001.

1.   A new Section 19 is added as follows:

     19.  Transfer of Liabilities.
          -----------------------

     Effective March 1, 2001, all liabilities under this Plan, other than the Estate Enhancement Program Account, are transferred to the Northrop Grumman Deferred Compensation Plan. After the transfer, those liabilities will be governed by the terms of that plan, and the provisions of this Plan will cease to apply. After the transfer, any assets set aside for these liabilities in a rabbi trust will instead be set aside for the liabilities under the Northrop Grumman Deferred Compensation Plan.